Exhibit 5.1

THOMPSON & KNIGHT LLP

ATTORNEYS AND COUNSELORS
AUSTIN
ONE ARTS PLAZA	DALLAS
1722 ROUTH STREET • SUITE 1500	FORT WORTH
DALLAS, TEXAS 75201	HOUSTON
214.969.1700	LOS ANGELES
FAX 214.969.1751	NEW YORK
www.tklaw.com
ALGIERS
LONDON
MÉXICO CITY
MONTERREY
PARIS

June 10, 2015

Warren Resources, Inc.

1114 Avenue of the Americas

34th Floor

New York, NY 10036

Re:                             Registration Statement on Form S-4 for Exchange of Outstanding Notes for Notes to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special counsel to you, a Maryland corporation, in connection with the offer (the “Exchange Offer”) to exchange your 9.00% Senior Notes due 2022 (the “Exchange Notes”) in the aggregate principal amount of $230,410,000 to be registered under the Securities Act of 1933, as amended (the “Securities Act”), for your outstanding 9.00% Senior Notes due 2022 (the “Outstanding Notes”) in the same aggregate principal amount.  The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to the Indenture dated as of August 11, 2014 (the “Indenture”) among you, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).  The Exchange Notes will be guaranteed pursuant to Article Ten of the Indenture (the “Subsidiary Guarantees”) on a joint and several basis by the Subsidiary Guarantors, which are also listed as co-registrants in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) for the registration of the Exchange Notes and the Subsidiary Guarantees under the Securities Act (such registration statement, as amended as of the time it becomes effective, being the “Registration Statement”).

In this opinion letter, Warren E&P, Inc., a New Mexico corporation (“Warren E&P”), Warren Resources of California, Inc., a California corporation (“Warren Resources”), and Warren Marcellus LLC, a Delaware limited liability company (“Warren Marcellus”), are referred to as the “Subsidiary Guarantors” and Warren E&P, Warren Resources and you are referred to as the Non-Delaware Entities”.

In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the following documents:

(a)           The Indenture (including the Subsidiary Guarantees contained therein).

(b)           The form of the Exchange Notes.

(c)           The Registration Statement.

We have also examined originals or copies of such other records of the Subsidiary Guarantors and you, certificates of public officials and of officers or other representatives of the Subsidiary Guarantors and you and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i)            The genuineness of all signatures.

(ii)           The authenticity of the originals of the documents submitted to us.

(iii)          The conformity to authentic originals of any documents submitted to us as copies.

(iv)          As to matters of fact, representations and statements made in certificates of public officials and officers or other representatives of the Subsidiary Guarantors and you.

(v)           That the Indenture constitutes the valid, binding and enforceable obligation of the Trustee.

(vi)          That:

(A)          Each Non-Delaware Entity is an entity validly existing and in good standing under the laws of the jurisdiction of its organization.

(B)          You have full power to execute, deliver and perform the Exchange Notes and each other Non-Delaware Entity has full power to execute, deliver and perform the Subsidiary Guarantees, and each Non-Delaware Entity has duly executed and delivered (except to the extent Applicable Laws set forth requirements for such execution and delivery) such documents applicable to it.

(C)          The execution, delivery and performance by you of the Exchange Notes and by each other Non-Delaware Entity, of the Subsidiary Guarantees, have been duly authorized by all necessary action (corporate or otherwise) and do not contravene its certificate or articles of incorporation or certificate of formation, by-laws or other organizational documents.

(D)          The execution, delivery and performance by you of the Exchange Notes and by the Subsidiary Guarantors of the Subsidiary Guarantees do not:

(1)           except with respect to Applicable Laws, violate any law, rule or regulation applicable to it, or

(2)           result in any conflict with or breach of any agreement or document binding on it of which any holder of the Exchange Notes has knowledge, has received notice or has reason to know.

(E)           Except as required by Applicable Laws,  no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on any Subsidiary Guarantor or you of which any holder of Exchange Notes has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by any you of the Exchange Notes or by any Subsidiary Guarantor of the Subsidiary Guarantees or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.  With respect to our assumptions (vi)(A), (B) and (C) above, we note that you are receiving separate opinions of counsel with respect to the matters referred to therein.

As used herein, “Applicable Laws” means the laws, rules and regulations of the State of New York and, in the case of Warren Marcellus, the Delaware Limited Liability Company Act (including in each case all applicable provisions of the constitution of each such jurisdiction and reported judicial decisions interpreting such laws, rules and regulations).

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1.             The Exchange Notes will, when duly executed, authenticated, issued and delivered in accordance with the provisions of the Exchange Offer and the Indenture, constitute your legal, valid and binding obligations, enforceable against you in accordance with the terms thereof.

2.             The Subsidiary Guarantees will, when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Exchange Offer and the Indenture, constitute the legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with the terms thereof.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)           Our opinions are limited to Applicable Laws, and we do not express any opinion herein concerning any other laws.

(b)           Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

(c)           Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d)           We express no opinion with respect to any waiver of defenses by a Subsidiary Guarantor in the Subsidiary Guarantees.

This opinion letter is rendered to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement, and in any amendment or supplement thereto.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the SEC promulgated thereunder.

Respectfully submitted,

/s/ Thompson & Knight LLP

AB/JWH/RC

RHS